Exhibit 99.1

Contacts:	For news media – George C. Lewis, 610-774-5997
For financial analysts – Joseph P. Bergstein, 610-774-5609

PPL Corporation reports third-quarter earnings

•	Company increases midpoint of 2012 earnings forecast range

ALLENTOWN, Pa. (Nov. 8, 2012) ― PPL Corporation (NYSE: PPL) announced on Thursday (11/8) third-quarter reported earnings of $355 million, or $0.61 per share, down from $444 million, or $0.76 per share, a year ago.

For the first nine months of 2012, PPL’s reported earnings were $1.17 billion, or $2.00 per share, compared with $1.04 billion, or $1.91 per share, for the first nine months of 2011.

Adjusting for special items, PPL’s third-quarter earnings from ongoing operations were $419 million, or $0.72 per share, compared with $439 million, or $0.76 per share, a year ago. For the first nine months of 2012, earnings from ongoing operations were $1.13 billion, or $1.93 per share, compared with $1.1 billion, or $2.02 per share, for the first nine months of 2011.

PPL’s year-to-date earnings from ongoing operations reflect dilution of $0.14 per share, primarily due to the April 2011 common stock issuance to finance the WPD Midlands acquisition.

“Our solid performance through three quarters gives us the confidence to increase the midpoint of our earnings forecast range despite the previously announced turbine inspection outages at the Susquehanna nuclear power plant,” said William H. Spence, PPL’s chairman, president and chief executive officer.

Based on the results through nine months, PPL adjusted its 2012 forecast range to $2.30 to $2.40 per share in earnings from ongoing operations. The previous forecast range was $2.15 to $2.45 per share. The 2012 forecast range of reported earnings also has been adjusted to $2.37 to $2.47 per share, reflecting special items recorded through the third quarter of 2012. The previous range was $2.33 to $2.63 per share, reflecting special items recorded through the second quarter of 2012.

“We are delivering on the promises of PPL’s transformational utility acquisitions in 2010 and 2011. As intended, the rate-regulated businesses are providing financial stability while commodity electricity pricing remains weak. The energy supply business is managing through significant challenges and our U.K. utilities continue to perform strongly,” Spence said.

PPL’s rate-regulated businesses account for the following percentages of earnings from ongoing operations: 64 percent in the third quarter of 2012, 68 percent in the first nine months of 2012, and 71 percent of the midpoint of the 2012 forecast.

Third-Quarter 2012 Earnings Details

PPL’s reported earnings for the third quarter of 2012 include net special item charges of $0.11 per share. The charges include $0.16 per share for energy-related economic activity, $0.06 per share for foreign currency-related economic hedges, and $0.02 per share for coal contract modification payments. The charges were partially offset by a special item credit of $0.13 per share for a change in the U.K. corporate income tax rate.

Reported earnings are calculated in accordance with U.S. generally accepted accounting principles (GAAP). Earnings from ongoing operations, a non-GAAP financial measure, are adjusted for special items that include the impact of adjusted energy-related economic activity (principally changes in fair value of economic hedges and the ineffective portion of qualifying cash flow hedges), acquisition-related adjustments and other impacts fully detailed at the end of this news release.

 (Dollars in millions, except for per share amounts)
	3rd Quarter	3rd Quarter
	2012	2011	% Change
Reported Earnings	$355	$444	-20%
Reported Earnings Per Share	$0.61	$0.76	-20%
Earnings from Ongoing Operations	$419	$439	-5%
Earnings from Ongoing Operations Per Share	$0.72	$0.76	-5%

(See the tables at the end of the news release for details as to the reconciliation of earnings from ongoing operations to reported earnings.)

Third-Quarter and Nine-Month 2012 Earnings by Business Segment

The following chart shows PPL’s earnings by business segment for the third quarter and first nine months of 2012, compared with the same periods of 2011.

Per share	3rd Quarter		Year to Date
Earnings from ongoing operations	2012	2011	2012	2011

Kentucky Regulated	$0.12	$0.13	$0.26	$0.34
U.K. Regulated	0.28	0.22	0.90	0.58
Pennsylvania Regulated	0.06	0.05	0.16	0.21
Supply	0.26	0.36	0.61	0.89

Total	$0.72	$0.76	$1.93	$2.02

Per share	3rd Quarter		Year to Date
	2012	2011	2012	2011

Special items

Kentucky Regulated	$–	$–	$–	$–
U.K. Regulated	0.07	0.02	0.06	(0.16)
Pennsylvania Regulated	–	–	–	–
Supply	(0.18)	(0.02)	0.01	0.05

Total	$(0.11)	$–	$0.07	$(0.11)

Reported earnings

Kentucky Regulated	$0.12	$0.13	$0.26	$0.34
U.K. Regulated	0.35	0.24	0.96	0.42
Pennsylvania Regulated	0.06	0.05	0.16	0.21
Supply	0.08	0.34	0.62	0.94

Total	$0.61	$0.76	$2.00	$1.91

(For more details and a breakout of special items by segment, see the reconciliation tables at the end of this news release.)

Key Factors Impacting Business Segment Earnings from Ongoing Operations

Kentucky Regulated Segment
PPL’s Kentucky regulated segment primarily consists of the regulated electricity and natural gas operations of Louisville Gas and Electric Company and Kentucky Utilities Company.

Segment earnings from ongoing operations in the third quarter of 2012 decreased by $0.01 per share compared with a year ago. This decrease was primarily due to lower retail margins.

Segment earnings from ongoing operations decreased during the first nine months of 2012 by $0.08 per share compared to a year ago. This decrease was primarily due to lower retail volumes as a result of mild weather early in the year, higher operation and maintenance expense, higher depreciation, higher property taxes, losses from an equity method investment and dilution of $0.02 per share.

U.K. Regulated Segment
PPL’s U.K. regulated segment consists of the regulated electricity delivery operations of Western Power Distribution, serving Southwest and Central England and South Wales.

Segment earnings from ongoing operations in the third quarter of 2012 rose by $0.06 per share compared with a year ago. This increase was primarily due to higher delivery revenue and lower U.K. income taxes, partially offset by higher U.S. income taxes and a less favorable currency exchange rate.

Segment earnings from ongoing operations during the first nine months of 2012 increased by $0.32 per share compared to a year ago. This increase was primarily due to four additional months of earnings from the WPD Midlands utilities, higher delivery revenue, lower U.K. income taxes and lower financing costs. These positive drivers were partially offset by higher U.S. income taxes, higher operation and maintenance expense, a less favorable currency exchange rate and dilution of $0.07 per share.

Pennsylvania Regulated Segment
PPL’s Pennsylvania regulated segment consists of the regulated electricity delivery operations of PPL Electric Utilities.

Segment earnings from ongoing operations in the third quarter of 2012 increased by $0.01 per share compared with a year ago. This increase was primarily due to higher distribution margins and lower financing costs, partially offset by higher operation and maintenance expense.

Segment earnings from ongoing operations during the first nine months of 2012 decreased by $0.05 per share compared to a year ago. This decrease was primarily due to lower retail sales as a result of mild weather early in the year, higher operation and maintenance expense, higher depreciation and dilution of $0.01 per share. This decline was partially offset by higher transmission revenue and lower financing costs.

Supply Segment
PPL’s supply segment consists primarily of the competitive electricity generation and energy marketing operations of PPL Energy Supply.

Segment earnings from ongoing operations in the third quarter of 2012 decreased by $0.10 per share compared with a year ago. This decrease was the result of lower Eastern energy margins primarily due to lower hedged baseload energy prices, lower Western energy margins as a result of lower wholesale volumes, higher operation and maintenance expense, higher depreciation and higher financing costs.

Segment earnings from ongoing operations during the first nine months of 2012 decreased by $0.28 per share compared to a year ago. This decrease was the result of lower Eastern energy margins primarily due to lower hedged baseload energy prices and lower capacity prices, partially offset by higher nuclear generation volumes. Also contributing to the decline were lower Western energy margins primarily due to lower wholesale volumes, higher operation and maintenance expense primarily at the Susquehanna nuclear station, higher depreciation, higher financing costs and dilution of $0.04 per share.

2012 Earnings from Ongoing Operations Forecast by Business Segment

Earnings per share	2012 Forecast midpoint	2011 Actual

Kentucky Regulated	$0.32	$0.40
U.K. Regulated	1.15	0.87
Pennsylvania Regulated	0.21	0.31
Supply	0.67	1.15
Total	$2.35	$2.73

PPL projects lower earnings in 2012 compared with 2011, primarily due to lower energy margins in the supply segment, partially offset by a full year of earnings from the WPD Midlands utilities. These projected earnings also reflect dilution of $0.14 per share associated with PPL’s April 2011 common stock issuance to finance the WPD Midlands acquisition.

Kentucky Regulated Segment
PPL projects lower segment earnings in 2012 compared with 2011, primarily driven by higher operation and maintenance expense, higher depreciation, higher property taxes and losses from an equity method investment. Dilution for 2012 is expected to be $0.02 per share.

U.K. Regulated Segment
PPL projects higher segment earnings in 2012 compared with 2011, primarily driven by four additional months of earnings from the WPD Midlands utilities and higher electricity delivery revenue. Partially offsetting these positive earnings drivers are higher operation and maintenance expense, higher depreciation, higher interest expense, higher income taxes and a less favorable currency exchange rate. Dilution for 2012 is expected to be $0.07 per share.

Pennsylvania Regulated Segment
PPL projects lower segment earnings in 2012 compared with 2011, primarily driven by higher operation and maintenance expense, higher depreciation and lower distribution revenue, which are expected to be partially offset by higher transmission revenue, lower financing costs and lower income taxes. Dilution for 2012 is expected to be $0.01 per share.

Supply Segment
PPL projects lower segment earnings in 2012 compared with 2011. The decrease is primarily driven by lower energy margins as a result of lower energy and capacity prices and lower generation volumes, higher operation and maintenance expense and higher depreciation. Dilution for 2012 is expected to be $0.04 per share.

PPL Corporation, headquartered in Allentown, Pa., owns or controls about 19,000 megawatts of generating capacity in the United States, sells energy in key U.S. markets, and delivers electricity and natural gas to about 10 million customers in the United States and the United Kingdom. More information is available at www.pplweb.com.

###
(Note: All references to earnings per share in the text and tables of this news release are stated in terms of diluted earnings per share.)

Conference Call and Webcast

PPL invites interested parties to listen to a live Internet webcast of management’s teleconference with financial analysts about third-quarter 2012 financial results at 9 a.m. (EST) Thursday, November 8. The meeting is available online live, in audio format, along with slides of the presentation, on PPL’s website: www.pplweb.com. The webcast will be available for replay on the PPL web site for 30 days. Interested individuals also can access the live conference call via telephone at 702-696-4769 (ID#59068461).

“Earnings from ongoing operations” should not be considered as an alternative to reported earnings, or net income attributable to PPL shareowners, which is an indicator of operating performance determined in accordance with generally accepted accounting principles (GAAP). PPL believes that “earnings from ongoing operations,” although a non-GAAP financial measure, is also useful and meaningful to investors because it provides management’s view of PPL’s fundamental earnings performance as another criterion in making investment decisions. PPL’s management also uses “earnings from ongoing operations” in measuring certain corporate performance goals. Other companies may use different measures to present financial performance.

“Earnings from ongoing operations” is adjusted for the impact of special items. Special items include:
•	Adjusted energy-related economic activity (as discussed below).
•	Foreign currency-related economic hedges.
•	Gains and losses on sales of assets not in the ordinary course of business.
•	Impairment charges (including impairments of securities in the company’s nuclear decommissioning trust funds).
•	Workforce reduction and other restructuring impacts.
•	Acquisition-related adjustments.
•	Other charges or credits that are, in management’s view, not reflective of the company’s ongoing operations.

Adjusted energy-related economic activity includes the changes in fair value of positions used economically to hedge a portion of the economic value of PPL’s generation assets, full-requirement sales contracts and retail activities. This economic value is subject to changes in fair value due to market price volatility of the input and output commodities (e.g., fuel and power) prior to the delivery period that was hedged. Also included in adjusted energy-related economic activity is the ineffective portion of qualifying cash flow hedges, the monetization of certain full-requirement sales contracts and premium amortization associated with options. This economic activity is deferred, with the exception of the full-requirement sales contracts that were monetized, and included in earnings from ongoing operations over the delivery period of the item that was hedged or upon realization. Management believes that adjusting for such amounts provides a better matching of earnings from ongoing operations to the actual amounts settled for PPL’s underlying hedged assets. Please refer to the Notes to the Consolidated Financial Statements and MD&A in PPL Corporation’s periodic filings with the Securities and Exchange Commission for additional information on adjusted energy-related economic activity.

Statements contained in this news release, including statements with respect to future earnings, cash flows, financing, regulation and corporate strategy, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; weather conditions affecting customer energy usage and operating costs; competition in power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of plants and other facilities; the length of scheduled and unscheduled outages at our plants; environmental conditions and requirements and the related costs of compliance, including environmental capital expenditures and emission allowance and other expenses; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset or business acquisitions and dispositions, and PPL Corporation’s ability to realize the expected benefits from acquired businesses, including the 2010 acquisition of Louisville Gas and Electric Company and Kentucky Utilities Company and the 2011 acquisition of the Central Networks electricity distribution businesses in the U.K.; any impact of hurricanes or other severe weather on our business, including any impact on fuel prices; receipt of necessary government permits, approvals, rate relief and regulatory cost recovery; capital market conditions and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to PPL Corporation and its subsidiaries; the outcome of litigation against PPL Corporation and its subsidiaries; stock price performance; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; political, regulatory or economic conditions in states, regions or countries where PPL Corporation or its subsidiaries conduct business, including any potential effects of threatened or actual terrorism or war or other hostilities; foreign exchange rates; new state, federal or foreign legislation, including new tax legislation; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation’s Form 10-K and other reports on file with the Securities and Exchange Commission.

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Note to Editors: Visit PPL’s media web site at www.pplnewsroom.com for additional news and background about PPL Corporation and its subsidiaries.

PPL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL INFORMATION (a)

Condensed Consolidated Balance Sheets (Unaudited)
(Millions of Dollars)

	September 30,	December 31,
	2012	2011
Assets
Cash and cash equivalents	$946	$1,202
Price risk management assets - current	1,768	2,548
Other current assets	2,513	2,676
Investments	778	718
Property, Plant and Equipment
Regulated utility plant	24,415	22,994
Less: Accumulated depreciation - regulated utility plant	4,011	3,534
Regulated utility plant, net	20,404	19,460
Non-regulated property, plant and equipment	12,412	11,608
Less: Accumulated depreciation - non-regulated property, plant and equipment	5,875	5,676
Non-regulated property, plant and equipment, net	6,537	5,932
Construction work in progress	2,106	1,874
Property, Plant and Equipment, net	29,047	27,266
Regulatory assets - noncurrent	1,323	1,349
Goodwill and other intangibles	5,043	5,179
Price risk management assets - noncurrent	860	920
Other noncurrent assets	962	790
Total Assets	$43,240	$42,648

Liabilities and Equity
Short-term debt	$526	$578
Long-term debt due within one year	313
Accounts payable	1,071	1,214
Price risk management liabilities - current	1,184	1,570
Other current liabilities	1,793	1,893
Long-term debt - noncurrent	18,711	17,993
Deferred income taxes and investment tax credits	4,020	3,611
Price risk management liabilities - noncurrent	884	840
Accrued pension obligations	1,086	1,313
Regulatory liabilities - noncurrent	999	1,010
Other noncurrent liabilities	1,421	1,530
Common stock and additional paid-in capital	6,918	6,819
Earnings reinvested	5,335	4,797
Accumulated other comprehensive loss	(1,039)	(788)
Noncontrolling interests	18	268
Total Liabilities and Equity	$43,240	$42,648

(a)
The Financial Statements in this news release have been condensed and summarized for purposes of this presentation.  Please refer to PPL Corporation's periodic filings with the Securities and Exchange Commission for full financial statements, including note disclosure.

PPL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income (Unaudited)
(Millions of Dollars, Except Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012 (a)	2011 (a)

Operating Revenues
Utility	$1,693	$1,675	$5,012	$4,695
Unregulated retail electric and gas (b)	218	189	620	517
Wholesale energy marketing
Realized	1,076	907	3,367	2,677
Unrealized economic activity (b)	(716)	216	(322)	229
Net energy trading margins	(11)	(7)	7	14
Energy-related businesses	143	140	380	387
Total Operating Revenues	2,403	3,120	9,064	8,519
Operating Expenses
Operation
Fuel (b)	570	603	1,405	1,492
Energy purchases
Realized	583	362	2,253	1,467
Unrealized economic activity (b)	(569)	176	(420)	49
Other operation and maintenance	650	735	2,095	2,041
Depreciation	278	252	813	697
Taxes, other than income	90	90	268	238
Energy-related businesses	137	135	363	368
Total Operating Expenses	1,739	2,353	6,777	6,352
Operating Income	664	767	2,287	2,167
Other Income (Expense) - net	(44)	37	(31)	(2)
Other-Than-Temporary Impairments		5	1	6
Interest Expense	248	240	714	678
Income from Continuing Operations Before Income Taxes	372	559	1,541	1,481
Income Taxes	17	110	364	429
Income from Continuing Operations After Income Taxes	355	449	1,177	1,052
Income (Loss) from Discontinued Operations (net of income taxes)			(6)	2
Net Income	355	449	1,171	1,054
Net Income Attributable to Noncontrolling Interests		5	4	13
Net Income Attributable to PPL Shareowners	$355	$444	$1,167	$1,041

Amounts Attributable to PPL Shareowners:
Income from Continuing Operations After Income Taxes	$355	$444	$1,173	$1,039
Income (Loss) from Discontinued Operations (net of income taxes)			(6)	2
Net Income	$355	$444	$1,167	$1,041

Earnings Per Share of Common Stock - Basic
Net Income Available to PPL Common Shareowners	$0.61	$0.76	$2.00	$1.92

Earnings Per Share of Common Stock - Diluted (c)
Earnings from Ongoing Operations	$0.72	$0.76	$1.93	$2.02
Special Items	(0.11)		0.07	(0.11)
Net Income Available to PPL Common Shareowners	$0.61	$0.76	$2.00	$1.91

Weighted-Average Shares of Common Stock Outstanding
(in thousands)
Basic	580,585	577,595	579,847	541,135
Diluted	582,636	578,054	580,930	541,480

(a)
The results of operations for 2012 are not comparable with 2011 due to the acquisition of WPD Midlands.  Because the acquisition occurred on April 1, 2011, and PPL consolidates WPD Midlands on a one-month lag, the 2011 results include five months of WPD Midlands' results.

(b)	Includes activity from energy-related contracts that hedge future cash flows that were not eligible for hedge accounting or for which hedge accounting was not elected.
(c)	Earnings in 2012 and 2011 were impacted by several special items, as described in the text and tables of this news release. Earnings from ongoing operations excludes the impact of these special items.

PPL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Unaudited)
(Millions of Dollars)

	Nine Months Ended September 30,
	2012 (a)	2011 (a)
Cash Flows from Operating Activities
Net income	$1,171	$1,054
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	813	697
Amortization	144	180
Defined benefit plans - expense	123	165
Deferred income taxes and investment tax credits	298	403
Unrealized (gains) losses on derivatives, and other hedging activities	21	(190)
Other	34	110
Change in current assets and current liabilities
Counterparty collateral	13	(273)
Other	41	358
Other operating activities
Defined benefit plans - funding	(526)	(565)
Other	(38)	(93)
Net cash provided by operating activities	2,094	1,846
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(2,078)	(1,685)
Proceeds from the sale of certain non-core generation facilities		381
Acquisition of Ironwood, net of cash acquired	(84)
Acquisition of WPD Midlands		(5,763)
Other investing activities	46	28
Net cash used in investing activities	(2,116)	(7,039)
Cash Flows from Financing Activities
Issuance of long-term debt	824	5,245
Retirement of long-term debt	(105)	(708)
Issuance of common stock	54	2,281
Payment of common stock dividends	(623)	(543)
Redemption of preference stock of a subsidiary	(250)
Debt issuance and credit facility costs	(10)	(84)
Contract adjustment payments	(71)	(49)
Net increase (decrease) in short-term debt	(51)	(322)
Other financing activities	(8)	(16)
Net cash provided by (used in) financing activities	(240)	5,804
Effect of Exchange Rates on Cash and Cash Equivalents	6	(25)
Net Increase (Decrease) in Cash and Cash Equivalents	(256)	586
Cash and Cash Equivalents at Beginning of Period	1,202	925
Cash and Cash Equivalents at End of Period	$946	$1,511

(a)
The cash flows for 2012 are not comparable with 2011 due to the acquisition of WPD Midlands.  Because the acquisition occurred on April 1, 2011, and PPL consolidates WPD Midlands on a one-month lag, the 2011 cash flows include five months of WPD Midlands' cash flows.

Key Indicators (Unaudited)

	12 Months Ended
	September 30,
Financial	2012	2011

Dividends declared per share	$ 1.43	$ 1.40
Book value per share (a)	$ 19.30	$ 18.77
Market price per share (a)	$ 29.05	$ 28.54
Dividend yield (a)	4.9%	4.9%
Dividend payout ratio (b)	51%	53%
Dividend payout ratio - earnings from ongoing operations (b)(c)	54%	49%
Price/earnings ratio (a)(b)	10.4	10.8
Price/earnings ratio - earnings from ongoing operations (a)(b)(c)	11.0	10.0
Return on average common equity	14.68%	14.77%
Return on average common equity - earnings from ongoing operations (c)	13.91%	15.91%

(a)	End of period.
(b)	Based on diluted earnings per share.
(c)	Calculated using earnings from ongoing operations, which excludes the impact of special items, as described in the text and tables of this news release.

Operating - Domestic & International Electricity Sales (Unaudited)

	3 Months Ended September 30,			9 Months Ended September 30,
			Percent			Percent
(GWh)	2012	2011	Change	2012	2011	Change

Domestic Retail Delivered
PPL Electric Utilities (a)	9,410	9,425	(0.2%)	27,106	28,054	(3.4%)
LKE	8,605	8,586	0.2%	23,693	23,779	(0.4%)
Total	18,015	18,011	0.0%	50,799	51,833	(2.0%)

Domestic Retail Supplied (b)
PPL EnergyPlus	3,147	2,564	22.7%	8,533	6,712	27.1%
LKE	8,605	8,586	0.2%	23,693	23,779	(0.4%)
Total	11,752	11,150	5.4%	32,226	30,491	5.7%

International Delivered
United Kingdom (c)	17,545	17,433	0.6%	57,949	38,758	49.5%

Domestic Wholesale
PPL EnergyPlus - East	14,851	14,122	5.2%	36,180	38,377	(5.7%)
PPL EnergyPlus - West	1,791	3,021	(40.7%)	5,240	7,862	(33.4%)
LKE (d)	608	806	(24.6%)	1,709	2,511	(31.9%)
Total	17,250	17,949	(3.9%)	43,129	48,750	(11.5%)

(a)	Prior period volumes were restated to include unbilled volumes.
(b)
Represents GWh supplied by PPL EnergyPlus to PPL Electric Utilities as PLR, and to other retail customers in Pennsylvania, New  Jersey, Montana, Delaware and Maryland.  Also includes GWh supplied by LKE to retail customers in Kentucky, Virginia and Tennessee.

(c)
The WPD Midlands acquisition occurred April 1, 2011 and sales volumes are reported on a one-month lag.  The nine months ended September 30, 2012 and 2011 include 38,549 GWh and 18,815 GWh delivered by WPD Midlands.

(d)	Represents FERC-regulated municipal and unregulated off-system sales.

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings
(After Tax)
(Unaudited)

3rd Quarter 2012	(millions of dollars)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total
Earnings from Ongoing Operations	$72	$161	$33	$153	$419
Special Items:
Adjusted energy-related economic activity, net				(95)	(95)
Foreign currency-related economic hedges		(30)			(30)
Acquisition-related adjustments:
WPD Midlands
Separation benefits		(1)			(1)
Other acquisition-related adjustments		(2)			(2)
Other:
Change in U.K. tax rate		74			74
Coal contract modification payments				(10)	(10)
Total Special Items		41		(105)	(64)
Reported Earnings	$72	$202	$33	$48	$355

	(per share - diluted)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total
Earnings from Ongoing Operations	$0.12	$0.28	$0.06	$0.26	$0.72
Special Items:
Adjusted energy-related economic activity, net				(0.16)	(0.16)
Foreign currency-related economic hedges		(0.06)			(0.06)
Other:
Change in U.K. tax rate		0.13			0.13
Coal contract modification payments				(0.02)	(0.02)
Total Special Items		0.07		(0.18)	(0.11)
Reported Earnings	$0.12	$0.35	$0.06	$0.08	$0.61

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings
(After Tax)
(Unaudited)

Year-to-Date September 30, 2012	(millions of dollars)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated (a)	Regulated	Supply	Total
Earnings from Ongoing Operations	$149	$524	$95	$358	$1,126
Special Items:
Adjusted energy-related economic activity, net				23	23
Foreign currency-related economic hedges		(28)			(28)
Impairments:
Adjustments - nuclear decommissioning trust investments				1	1
Acquisition-related adjustments:
WPD Midlands
Separation benefits		(9)			(9)
Other acquisition-related adjustments		2			2
LKE
Net operating loss carryforward and other tax-related adjustments	4				4
Other:
LKE discontinued operations	(5)				(5)
Change in U.K. tax rate		74			74
Counterparty bankruptcy				(6)	(6)
Wholesale supply cost reimbursement				1	1
Ash basin leak remediation adjustment				1	1
Coal contract modification payments				(17)	(17)
Total Special Items	(1)	39		3	41
Reported Earnings	$148	$563	$95	$361	$1,167

	(per share - diluted)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated (a)	Regulated	Supply	Total
Earnings from Ongoing Operations	$0.26	$0.90	$0.16	$0.61	$1.93
Special Items:
Adjusted energy-related economic activity, net				0.05	0.05
Foreign currency-related economic hedges		(0.05)			(0.05)
Acquisition-related adjustments:
WPD Midlands
Separation benefits		(0.02)			(0.02)
LKE
Net operating loss carryforward and other tax-related adjustments	0.01				0.01
Other:
LKE discontinued operations	(0.01)				(0.01)
Change in U.K. tax rate		0.13			0.13
Counterparty bankruptcy				(0.01)	(0.01)
Coal contract modification payments				(0.03)	(0.03)
Total Special Items		0.06		0.01	0.07
Reported Earnings	$0.26	$0.96	$0.16	$0.62	$2.00

(a)	The results of operations for 2012 are not comparable with 2011 due to the acquisition of WPD Midlands. Because the acquisition occurred on April 1, 2011, and PPL consolidates WPD Midlands on a one-month lag, the 2011 results include five months of WPD
Midlands' results.

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings
(After Tax)
(Unaudited)

3rd Quarter 2011	(millions of dollars)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total
Earnings from Ongoing Operations	$78	$125	$28	$208	$439
Special Items:
Adjusted energy-related economic activity, net	1			(10)	(9)
Foreign currency-related economic hedges		8			8
Impairments:
Adjustments - nuclear decommissioning trust investments				(1)	(1)
Acquisition-related adjustments:
WPD Midlands
Separation benefits		(64)			(64)
Other:
Montana hydroelectric litigation				(1)	(1)
LKE discontinued operations	(1)				(1)
Litigation settlement - spent nuclear fuel storage				4	4
Change in U.K. tax rate		69			69
Total Special Items		13		(8)	5
Reported Earnings	$78	$138	$28	$200	$444

	(per share - diluted)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total
Earnings from Ongoing Operations	$0.13	$0.22	$0.05	$0.36	$0.76
Special Items:
Adjusted energy-related economic activity, net				(0.03)	(0.03)
Foreign currency-related economic hedges		0.02			0.02
Acquisition-related adjustments:
WPD Midlands
Separation benefits		(0.12)			(0.12)
Other:
Litigation settlement - spent nuclear fuel storage				0.01	0.01
Change in U.K. tax rate		0.12			0.12
Total Special Items		0.02		(0.02)
Reported Earnings	$0.13	$0.24	$0.05	$0.34	$0.76

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings
(After Tax)
(Unaudited)

Year-to-Date September 30, 2011	(millions of dollars)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated (a)	Regulated	Supply	Total
Earnings from Ongoing Operations	$184	$318	$116	$481	$1,099
Special Items:
Adjusted energy-related economic activity, net	1			4	5
Foreign currency-related economic hedges		8			8
Impairments:
Emission allowances				(1)	(1)
Renewable energy credits				(3)	(3)
Acquisition-related adjustments:
WPD Midlands
2011 Bridge Facility costs		(30)			(30)
Foreign currency loss on 2011 Bridge Facility		(38)			(38)
Net hedge gains		38			38
Hedge ineffectiveness		(9)			(9)
U.K. stamp duty tax		(21)			(21)
Separation benefits		(68)			(68)
Other acquisition-related adjustments		(36)			(36)
LKE
Sale of certain non-core generation facilities				(2)	(2)
Other:
Montana hydroelectric litigation				(2)	(2)
LKE discontinued operations	(1)				(1)
Litigation settlement - spent nuclear fuel storage				33	33
Change in U.K. tax rate		69			69
Total Special Items		(87)		29	(58)
Reported Earnings	$184	$231	$116	$510	$1,041

	(per share - diluted)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated (a)	Regulated	Supply	Total
Earnings from Ongoing Operations	$0.34	$0.58	$0.21	$0.89	$2.02
Special Items:
Foreign currency-related economic hedges		0.01			0.01
Impairments:
Renewable energy credits				(0.01)	(0.01)
Acquisition-related adjustments:
WPD Midlands
2011 Bridge Facility costs		(0.05)			(0.05)
Foreign currency loss on 2011 Bridge Facility		(0.07)			(0.07)
Net hedge gains		0.07			0.07
Hedge ineffectiveness		(0.02)			(0.02)
U.K. stamp duty tax		(0.04)			(0.04)
Separation benefits		(0.13)			(0.13)
Other acquisition-related adjustments		(0.06)			(0.06)
Other:
Litigation settlement - spent nuclear fuel storage				0.06	0.06
Change in U.K. tax rate		0.13			0.13
Total Special Items		(0.16)		0.05	(0.11)
Reported Earnings	$0.34	$0.42	$0.21	$0.94	$1.91

(a)	The results of operations for 2012 are not comparable with 2011 due to the acquisition of WPD Midlands. Because the acquisition occurred on April 1, 2011, and PPL consolidates WPD Midlands on a one-month lag, the 2011 results include five months of WPD
Midlands' results.